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                                                                    EXHIBIT 99.1

                               JANDEL CORPORATION
                             2591 Kerner Boulevard
                          San Rafael, California 94901

                                     PROXY


        The undersigned hereby appoints Joseph H. K. Osborn and Ross J. Garofalo and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the stock of Jandel Corporation, a California corporation ("Jandel"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of Jandel to be held at the offices of Jandel, at 2591 Kerner Boulevard, San Rafael, California, 94901 on November 19, 1996 at 10:00 a.m., and at any continuation or adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereof, as set forth below and in their discretion upon any other business that may properly come before the meeting.


        1. To approve (i) an Agreement and Plan of Merger dated October 30, 1996 among SPSS Inc., a Delaware corporation ("SPSS"), SPSS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of SPSS ("Acquisition"), and Jandel (the "Merger Agreement"), pursuant to which Acquisition would be merged with and into Jandel (the "Merger") resulting in Jandel becoming a wholly-owned subsidiary of SPSS (and by virtue of the foregoing, to approve a Stock Pledge and Escrow Agreement between Jandel and SPSS (the "Escrow Agreement") and the appointment of Joseph H. K. Osborn as the Representative established in accordance with the Escrow Agreement).

                / /  FOR        / /  AGAINST            / /  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED HEREIN.

        Both of said attorneys and proxies or their substitutes as shall be present and act at the meeting, or if only one be present and act then that one, shall have and may exercise all of the powers of both said attorneys and proxies hereunder.


        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held November 19, 1996 and a Proxy
Statement/Prospectus, each dated November 7, 1996.



        WITNESS the signature of the undersigned this ____ day of November, 1996.


                                        __________________________________
                                        (Name of Shareholder)


                                        __________________________________
                                        (Signature)


                                        __________________________________
                                        (Title, if applicable)



Number of Shares of Common Stock Held:  ____________________